                                                                    EXHIBIT 99.1

                      [HEWLETT-PACKARD COMPANY LETTERHEAD]

                                                                [HP INVENT LOGO]

                                                                    PR021302GP10
Editorial Contacts:

Dave Berman, HP
+1 650 857 7277
dave_berman@hp.com

Rebeca Robboy, HP
+1 650 857 2064
rebeca_robboy@hp.com

                        HP REPORTS FIRST QUARTER RESULTS

                          o   5% Sequential Revenue Growth
                          o   1.2 ppt Sequential Pro Forma Gross Margin Increase
                          o   Pro Forma EPS of $0.29


PALO ALTO, Calif., Feb. 13, 2002 -- Hewlett-Packard Company (NYSE:HWP) today reported strong financial results for the first quarter of its 2002 fiscal year ended Jan. 31, 2002.

Sequentially, on a pro forma basis, HP achieved revenue growth of 5% and an increase in gross margins from 25.7% to 26.9%, while expense growth was held to less than 1%. Pro forma earnings per share (EPS) was 29 cents. Operating cash flow was approximately $1.6 billion.

The company reported first quarter revenue of $11.4 billion compared to $10.9 billion in the fourth quarter and $12.4 billion in last year's first quarter. Revenue was down 8% year-over-year and 7% excluding currency effects. Operating expenses on a pro forma basis were 20.6% of net revenue, compared to 21.4% last quarter and 19.3% in the year-ago quarter.

Pro forma diluted EPS of 29 cents, compared to 19 cents in the fourth quarter and 41 cents in the year-ago quarter, excluded $86 million in charges for recurring and non-recurring costs related to various completed and planned acquisitions, including Bluestone and Compaq.

Including these items, reported GAAP EPS was 25 cents per diluted share on approximately 2 billion shares of common stock and equivalents outstanding. Reported GAAP EPS for the same period last year was 20 cents per diluted share.

Carly Fiorina, HP chairman and chief executive officer, said, "We are facing the dual challenges of a weak global economy and rapid industry transformation, driven by advances in technology, changing customer requirements and increased competition. Our first quarter results demonstrate HP's continued ability to stay focused on customers and effectively execute our business plan regardless of market conditions.


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Feb. 13, 2002

"Within this tough environment, we generated a meaningful increase in overall revenue versus last quarter based on strong sales in consumer and commercial PCs and digital imaging products, as well as exceptional growth in outsourcing. By maintaining an intense focus on expense management and continuing to tune our cost structure, we saw solid gross margin improvement. Profitability improved significantly in our imaging and printing, embedded and personal systems and IT services businesses, driving EPS above expectations.

"We managed assets aggressively and we reduced inventory by $746 million. Net cash flow from operations was $1.6 billion for the quarter, and we exited the period with more than $7 billion in cash and short-term investments on the balance sheet.

"I want to thank the people of HP for executing so well and demonstrating what we are capable of achieving.

"While I'm pleased with solid execution, HP needs to do more. We must take decisive actions to improve profitability in computing systems and PCs. Incremental steps will not be enough to attain industry leadership and create shareowner value.

"Over the past two and a half years, our Board and management have looked at a broad range of strategic alternatives. Merging with Compaq is the single best way to simultaneously achieve market leadership, serve our customers, improve our profitability, create exciting opportunities for employees and deliver value for our shareowners.

"With Compaq's complementary capabilities, we will materially strengthen many key HP businesses -- including servers, storage, PCs, and IT services and support. These businesses are becoming increasingly interrelated with our imaging and printing franchise, and must be sufficiently profitable in their own right.

"The hard work of restructuring and refocusing HP during these past two and a half years has laid the foundation for market leadership. While the integration risks of any merger are real -- they can be managed. The risks of doing nothing are far greater. And our execution these past two quarters demonstrates that we're ready to take this decisive step. We must take it now to lead the transformation and consolidation of our industry."


BUSINESS SEGMENT RESULTS

With this first quarter of the 2002 fiscal year, HP has broken out two additional reporting segments: Embedded and Personal Systems, which includes PCs, notebook PCs (previously reported in Computing Systems) and personal appliances; and Financing (previously reported in IT Services). HP will continue to report Imaging and Printing Systems, Computing Systems and IT Services as separate segments.


IMAGING AND PRINTING SYSTEMS

The imaging and printing systems segment includes printer hardware, digital imaging devices and associated supplies.

Revenue in this segment increased 2% sequentially and declined 2% year-over-year. Operating margin was 14.6%, compared to 9.8% last quarter and 12.9% in the first quarter of last year. The sequential operating margin increase reflects a favorable product mix, good inventory management, solid expense control and beneficial movements in the yen.

Digital camera and photo printer revenue grew 30% sequentially and 34% year-over-year. HP digital cameras continue to experience strong demand and photo printers extended their

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Feb. 13, 2002

market leadership in the United States. Scanner revenue increased 21% sequentially but decreased 17% year-over-year.

Business printer (personal and shared LaserJets, shared inkjets and commercial printing) revenue increased 2% sequentially and declined 4% year-over-year. Home printer (personal inkjet printers, Deskjet, Apollo and all-in-one devices) revenue declined 2% sequentially and 23% year-over-year, reflecting the market's continued movement to the low end, partially offset by strong unit growth, particularly in all-in-ones. HP maintained its leading market share position in low-end printers and launched several new products during the quarter.

During the first quarter, supplies revenue grew 1% sequentially and 9% year-over-year.


COMPUTING SYSTEMS

The computing systems segment includes workstations and a broad range of Internet infrastructure systems and solutions for business, including UNIX(R) and IA-32 servers, storage and software solutions.

Revenue in this segment declined 4% sequentially and 21% year-over-year. Operating margin was a negative 8.0%, compared to a negative 6.7% last quarter and positive 2.3% a year ago, reflecting a highly competitive market and weak global demand.

In servers, UNIX server revenue was down 7% sequentially and 21% year-over-year. Amid difficult market conditions, HP Superdome servers continued to gain acceptance among customers. With the fourth quarter introduction of the 16-way rp8400 server and the pending refresh of its 8-way mid-range UNIX server, HP solidified its market leading position in mid-range while maintaining its position in the entry-level UNIX server market. IA-32 server revenue was flat sequentially and down 21% year-over-year.

Storage revenue declined 4% sequentially and 13% year-over-year amid extremely difficult pricing conditions. Software revenue declined 3% sequentially and 18% year-over-year.


EMBEDDED AND PERSONAL SYSTEMS

The embedded and personal systems segment includes commercial desktop PCs, home PCs, notebook PCs and personal appliances (smart handhelds and DVD+RW drives).

Revenue in this segment increased 22% sequentially but declined 13% year-over-year. Operating margin was essentially breakeven, compared to a negative 5.2% last quarter and negative 2.3% a year ago.

Commercial desktop revenue increased 11% sequentially and declined 15% year-over-year. Consumer PC revenue increased 53% sequentially and declined 10% year-over-year. Notebook PCs experienced sequential revenue growth of 4% and

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Feb. 13, 2002

year-over-year growth of 7% and continued to gain market share worldwide. Driven by continued improvements in its cost structure and operating model and its profitable consumer PC business, HP's overall PC business generated profits on a global basis.

In personal appliances, revenue was down 23% sequentially and 54% year-over-year, primarily as a result of HP's exit from the CD-writer business. Smart handhelds continued to post good growth with a 31% sequential increase and a 27% increase in revenue versus last year. Worldwide unit handheld shipments were up 35% sequentially and 101% year-over-year.


IT SERVICES

The IT services segment includes support, outsourcing and consulting services. Revenue for the segment grew 1% sequentially and 2% year-over-year (4% in local currency).

Support revenue was flat sequentially and grew 5% year-over-year (7% in local currency). Outsourcing revenue was up 16% sequentially and 31% year-over-year (32% in local currency), reflecting increased interest among corporate clients in pursuing cost-effective outsourcing capabilities in the midst of declining IT budgets. Consulting revenue declined 2% sequentially and 13% year-over-year (an 11% decline in local currency).

Operating margin was 13.0%, compared to 10.9% for the last quarter and 10.2% for the same period last year.


FINANCING

Revenue was down 6% both sequentially and year-over-year, reflecting tighter credit controls and sluggish enterprise sales. Including charges related to the Argentina peso devaluation, the financing business experienced a 2.0% operating loss this quarter, compared to an operating loss of 14.0% last quarter and a loss of 4.7% in the same period a year ago.


ASSET MANAGEMENT

Net cash generated from operations for the quarter was $1.6 billion. Inventory declined by $746 million and was 10.1% of revenue, down from 11.5% last quarter and 13.0% a year ago. Trade receivables were 9.4% of revenue compared to 9.9% in the previous quarter and 11.0% a year ago. Net property, plant and equipment was 9.9% of revenue compared to 9.7% last quarter and 9.2% a year ago.


OUTLOOK

Overall market conditions continue to be somewhat unpredictable. We are uncertain as to whether the consumer technology spending uptick will continue. Enterprise IT spending continues to be slow. We continue to be conservative and so, therefore, are expecting revenue in our second fiscal quarter of 2002 to be down modestly on a sequential basis, and gross margins and expenses to be approximately flat with the first quarter.

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Feb. 13, 2002


ABOUT HP

Hewlett-Packard Company -- a leading global provider of computing and imaging solutions and services -- is focused on making technology and its benefits accessible to all. HP had total revenue of $45.2 billion in its 2001 fiscal year. Information about HP and its products can be found on the World Wide Web at http://www.hp.com.

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Feb. 13, 2002

                    HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
                  CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
                                   (Unaudited)
                     (In millions except per share amounts)

                                                    Three months ended
                                                         January 31,         Percent
                                                    -------------------      increase/
                                                     2002        2001(a)    (decrease)
                                                    ------      -------     ----------
Net revenue                                       $ 11,383     $ 12,398          (8)

Cost of sales                                        8,330        9,059
                                                  --------     --------
Gross margin                                         3,053        3,339

Operating expenses:
  Research and development                             678          704
  Selling, general and administrative                1,750        1,763
  Restructuring charges                                 -           102
                                                  --------     --------
      Total operating expenses                       2,428        2,569          (5)
                                                  --------     --------
Earnings from operations                               625          770         (19)

Interest and other, net                                 10           97
Net investment losses                                   -           365
                                                  --------     --------
Earnings before extraordinary item, cumulative
 effect of change in accounting principle
 and taxes                                             635          502          26

Provision for taxes                                    157          112
                                                  --------     --------
Net earnings before extraordinary item and
 cumulative effect of change in accounting
 principle                                             478          390          23

Extraordinary item - gain on early
 extinguishment of debt, net of taxes                    6           23

Cumulative effect of change in accounting
 principle, net of taxes(b)                              -         (272)
                                                  --------     --------

Net earnings                                      $    484     $    141         243
                                                  ========     ========
Basic net earnings per share:
  Net earnings before extraordinary item and
   cumulative effect of change in accounting
   principle                                      $   0.25     $   0.20
  Extraordinary item - gain on early
    extinguishment of debt, net of taxes                 -         0.01
  Cumulative effect of change in accounting
   principle, net of taxes(b)                            -        (0.14)
                                                  --------     --------
  Net earnings                                    $   0.25     $   0.07
                                                  ========     ========
Diluted net earnings per share:(c)
  Net earnings before extraordinary item and
   cumulative effect of change in accounting
   principle                                      $   0.25     $   0.20
  Extraordinary item - gain on early
    extinguishment of debt, net of taxes                -          0.01
  Cumulative effect of change in accounting
   principle, net of taxes(b)                           -         (0.14)
                                                   --------     --------
  Net earnings                                    $   0.25     $   0.07
                                                  ========     ========
Cash dividends declared per share                 $   0.16     $   0.16


Weighted-average shares used to compute net earnings per share:

  Basic                                              1,941        1,930
  Diluted(c)                                         1,963        1,996

(a) Certain reclassifications have been made to prior year balances in order to conform to the current year presentation.

(b) HP adopted Securities and Exchange Commission Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements" in the fourth quarter of fiscal 2001, retroactive to November 1, 2000.

(c) The calculation of diluted net earnings per share includes additional dilution from potential issuance of common stock, such as stock issuable pursuant to the exercise of stock options and the conversion of debt.

Feb. 13, 2002

                    HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
             PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
                      Excluding adjustments itemized below
                                   (Unaudited)
                     (In millions except per share amounts)

                                                    Three months ended
                                                        January 31,          Percent
                                                    -------------------      increase/
                                                     2002         2001      (decrease)
                                                    ------       ------     ----------
Net revenue                                       $ 11,383     $ 12,398         (8)

Cost of sales                                        8,325        9,059
                                                  --------     --------

Gross margin                                         3,058        3,339

Operating expenses:
  Research and development                             678          685
  Selling, general and administrative                1,667        1,712
                                                  --------     --------
      Total operating expenses                       2,345        2,397         (2)
                                                  --------     --------

Earnings from operations                               713          942        (24)

Interest and other, net                                 10           97
                                                  --------     --------

Earnings before extraordinary item, cumulative
 effect of change in accounting principle
 and taxes                                             723        1,039        (30)

Provision for taxes                                    159          227
                                                  --------     --------

Net earnings before extraordinary item and
   cumulative effect of change in accounting
   principle                                      $    564     $    812        (31)
                                                  ========     ========

Net earnings per share before extraordinary item and cumulative effect of change in accounting principle:

  Basic                                           $   0.29     $   0.42
  Diluted                                         $   0.29     $   0.41

Weighted-average shares used to compute net earnings per share:

  Basic                                              1,941        1,930
  Diluted                                            1,963        1,996

The pro forma amounts above have been adjusted to exclude the following items:

Cost of sales:
  Amortization of purchased intangible assets     $      5     $     -

Operating expenses:
  Amortization of goodwill and purchased
   intangible assets                                    45           26
  Acquisition-related charges                           38           44
  Restructuring charges                                 -           102
                                                  --------     --------
    Total adjustments to operating expenses             83          172

Net investment losses                                   -           365

Income tax effect                                       (2)        (115)
                                                  --------     --------

Total pro forma adjustments                       $     86     $    422
                                                  ========     ========

Feb. 13, 2002

                    HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEET
                                  (In millions)


                                             January 31,        October 31,
                                                2002               2001
                                             -----------        -----------
                                             (unaudited)
ASSETS

Current assets:
  Cash and cash equivalents                   $  6,983           $  4,197
  Short-term investments                           158                139
  Accounts receivable, net                       4,134              4,488
  Financing receivables, net                     2,231              2,183
  Inventory                                      4,458              5,204
  Other current assets                           5,272              5,094
                                              --------           --------

    Total current assets                        23,236             21,305

Property, plant and equipment, net               4,388              4,397

Long-term investments and other assets           5,964              6,882
                                              --------           --------

Total assets                                  $ 33,588           $ 32,584
                                              ========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable and short-term borrowings     $  1,462           $  1,722
  Accounts payable                               3,602              3,791
  Employee compensation and benefits             1,554              1,477
  Taxes on earnings                              1,835              1,818
  Deferred revenues                              1,873              1,867
  Other accrued liabilities                      3,555              3,289
                                              --------           --------

    Total current liabilities                   13,881             13,964

Long-term debt                                   4,528              3,729

Other liabilities                                  967                938

Stockholders' equity                            14,212             13,953
                                              --------           --------

Total liabilities and stockholders' equity    $ 33,588           $ 32,584
                                              ========           ========

Feb. 13, 2002


                    HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
                               SEGMENT INFORMATION
                                   (Unaudited)
                                  (In millions)

Net revenue (which includes intersegment revenue) and earnings from operations for each segment are provided in the tables below:

                                                    Three months ended
                                                        January 31,            Percent
                                                    -------------------        increase/
                                                     2002         2001(a)     (decrease)
                                                    ------       ------       ----------
Net revenue:

  Imaging and Printing Systems                    $  5,096     $  5,185         (2)
  Embedded and Personal Systems                      2,466        2,831        (13)
  Computing Systems                                  1,999        2,541        (21)
  IT Services                                        1,558        1,526          2
  Financing                                            342          363         (6)
  Other                                                 -            88       (100)
                                                  --------     --------
     Total Segments                                 11,461       12,534
                                                  --------     --------
  Eliminations / Other                                 (78)        (136)
                                                  --------     --------
     Total HP Consolidated                        $ 11,383     $ 12,398         (8)
                                                  ========     ========


Earnings from operations:

  Imaging and Printing Systems                    $    742     $    671         11
  Embedded and Personal Systems                         (4)         (66)        94
  Computing Systems                                   (160)          58       (376)
  IT Services                                          203          155         31
  Financing                                             (7)         (17)        59
  Other                                                 -           (28)       100
                                                  --------     --------
     Total Segments                                    774          773
                                                  --------     --------
  Eliminations / Other                                (149)          (3)
                                                  --------     --------
     Total HP Consolidated                        $    625     $    770        (19)
                                                  ========     ========

(a) Certain reclassifications have been made to prior year balances to conform to the current year presentation.

                                    * * * * *

UNIX is a registered trademark of the Open Group.


FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of HP and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of earnings, revenue, synergies, accretion or other financial items; any statements of the plans, strategies, and objectives of management for future operations, including the execution of integration and restructuring plans and the anticipated timing of filings, approvals and closings relating to planned acquisitions; any statements concerning proposed new products, services, developments or industry rankings; any statements regarding future economic conditions or performance; statements of belief and any statements of assumptions underlying any of the foregoing.

The risks, uncertainties and assumptions referred to above include the ability of HP to retain and motivate key employees; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; the difficulty of keeping expense growth at modest levels while increasing revenue; the challenges of integration and restructuring associated with acquisitions and achieving anticipated synergies; the possibility that planned acquisitions may not close or that modifications of some aspects of planned acquisitions may be required in order to obtain regulatory approvals; the assumption of maintaining revenue on a combined company basis following acquisitions; and other risks that are described from time to time in HP's Securities and Exchange Commission reports, including but not limited to HP's annual report on Form 10-K, as amended on January 30, 2002, for the fiscal year ended October 31, 2001 and subsequently filed reports. HP assumes no obligation and does not intend to update these forward-looking statements.


ADDITIONAL INFORMATION ABOUT THE COMPAQ MERGER AND WHERE TO FIND IT

On February 5, 2002, HP filed a registration statement with the SEC containing a definitive joint proxy statement/prospectus regarding the Compaq merger. Investors and security holders of HP and Compaq are urged to read the definitive joint proxy statement/prospectus filed with the SEC on February 5, 2002 and any other relevant materials filed by HP or Compaq with the SEC because they contain, or will contain, important information about HP, Compaq and the merger. The definitive joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by HP or Compaq with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by HP by contacting HP Investor Relations, 3000 Hanover Street, Palo Alto, California 94304, 650-857-1501. Investors and security holders may obtain free copies of the documents filed with the SEC by Compaq by contacting Compaq Investor Relations, P.O. Box 692000, Houston, Texas 77269-2000, 800-433-2391. Investors and security holders are urged to read the definitive joint proxy statement/prospectus and the other relevant materials (when they become available) before making any voting or investment decision with respect to the merger.